Exhibit 16.1

July 29, 2025

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: ImmunoPrecise Antibodies Ltd.

File No. 001-39530

Dear Sir or Madam:

We have read Item 16F of Form 20-F of ImmunoPrecise Antibodies Ltd. dated July 29, 2025, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP